UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

Warner Music Group Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 22, 2012, Warner-Elektra-Atlantic Corporation (“WEA”) and WEA International, Inc. (“WEA International”), each a wholly-owned subsidiary of Warner Music Group Corp. (the “Company”), provided notice of termination, effective immediately, of the US/Canada Manufacturing and PP&S Agreement (the “US Agreement”), effective as of July 1, 2010, by and between WEA and Cinram International Inc., Cinram Manufacturing LLC and Cinram Distribution LLC and the International Manufacturing and PP&S Agreement (the “International Agreement” and, together with the US Agreement, the “Cinram Agreements”), effective as of July 1, 2010 by and between WEA International and Cinram International Inc., Cinram GmbH and Cinram Operation UK Limited (the various Cinram entities referred to collectively as “Cinram”), respectively. The Company terminated the Cinram Agreements on the basis of Sections 5(b) of the US Agreement and 3(b) of the International Agreement.

As a result of the termination of the Cinram Agreements, the terms of the US/Canada Transition Agreement (the “US Transition Agreement”), effective as of July 1, 2010, by and between WEA and Cinram International Inc., Cinram Manufacturing LLC and Cinram Distribution LLC and the International Transition Agreement (the “International Transition Agreement” and, together with the US Transition Agreement, the “Transition Agreements”), effective as of July 1, 2010, by and between WEA International and Cinram International Inc., Cinram GmbH and Cinram Operation UK Limited now apply and WEA, WEA International and Cinram are bound by the terms of such Transition Agreements. There are no early termination penalties incurred by any of WEA, WEA International or the Company as a result of this termination.

Under the Cinram Agreements, Cinram supplies the Company with manufacturing and pick/pack/ship services in the US, Canada and Central Europe. The Company will continue operating with Cinram in a non-exclusive capacity under the Transition Agreements and for the next six months the current pricing in the Cinram Agreements will continue to apply. After that time, a new rate card can be negotiated by both companies. While the Transition Agreements now would permit the Company to use third-party vendors to fulfill any portion of its service requirements, and although there are several capable substitute suppliers including some with which the Company already has arrangements, it could be costly for the Company to switch to substitute suppliers for any such services, particularly in the short term, and any delays associated with transitioning to other suppliers could also have an adverse impact on the Company’s operations.

Copies of the Cinram Agreements and the Transition Agreements have been previously filed and are incorporated herein by reference. The foregoing descriptions of the Cinram Agreements and the Transition Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Warner Music Group Corp.

Date: June 27, 2012	By:	/s/ Brian Roberts
Brian Roberts
Chief Financial Officer